EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 275 to Registration Statement No. 002-90946 on Form N-1A of our reports dated November 21, 2016, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Mutual Funds Trust  (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 26, 2017

Schedule A

Report Date

Eaton Vance Mutual Funds Trust

November 21, 2016

Eaton Vance AMT-Free Municipal Income Fund

November 21, 2016

Eaton Vance Core Plus Bond Fund